EXHIBIT 99.3



                            ARTICLES OF ORGANIZATION
                                       OF
                                ESSEX HOTELS LLC
             UNDER SECTION 203 OF THE LIMITED LIABILITY COMPANY LAW



         The undersigned, for the purpose of forming a limited liability company pursuant to Section 203 of the New York Limited Liability Company Law, hereby certifies:

         1. The name of the limited liability company is ESSEX HOTELS LLC (the "Company").

         2. The office of the Company shall be located in the County of Monroe, State of New York.

         3. The Company is not to have a specific date of dissolution in addition to the events of dissolution set forth in Section 701 of the New York Limited Liability Company Law.

         4. The Secretary of State of the State of New York is hereby designated as the agent of the Company upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Company which may be served upon him is: 100 Corporate Woods, Rochester, New York 14623.

         5. The Company shall be managed by one or more members.

         IN WITNESS WHEREOF, I have signed these Articles of Organization this 30th day of May, 1997 and hereby affirm the truth of the statements contained herein under penalties of perjury.



                                       /S/ AMY C. ABBBINK

                                       Amy C. Abbink
                                       Organizer

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF ORGANIZATION
                                       OF
                                ESSEX HOTELS LLC


             UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY LAW


         1.  The name of the limited liability company is ESSEX HOTELS LLC.

         2. The Articles of Organization were filed by the Department of State on June 2, 1997.

         3. The Articles of Organization, as now in full force and effect, are hereby amended as follows:

         (a) To add the specific business purpose for which the Company is formed. A new paragraph designated Paragraph "6" in the Articles of Organization is hereby added to read in its entirety as follows:


         6. The Company is organized solely to act as the managing member of Solon Hotel LLC and to manage the business and affairs of that company pursuant to the Operating Agreement of Solon Hotel LLC, as such agreement may be amended, and to do any and all things necessary, convenient or incidental to that purpose.


         IN WITNESS WHEREOF, I have signed this Certificate of Amendment this 25th day of June, 1997 and hereby affirm the truth of the statements contained herein under penalty of perjury.



                                      Essex Hospitality Associates IV LP,
                                      Managing Member


                                      By: /S/ BARBARA J. PURVIS
                                          Barbara J. Purvis,
                                          Vice President of Essex Partners Inc.,
                                          General Partner of Managing Member
                                          Essex Hospitality Associates IV LP